Exhibit 10.1
Amendment to LTEIP

AMENDMENT TO THE HICKORYTECH CORPORATION
LONG-TERM EXECUTIVE INCENTIVE PROGRAM

WHEREAS, Enventis Corporation (the “Company”) sponsors the HickoryTech Corporation Long-Term Executive Incentive Program (Amended and Restated January 1, 2013) (the “LTEIP”), which provides for the issuance of restricted stock awards under the HickoryTech Corporation 1993 Stock Award Plan; and

WHEREAS, the Board of Directors of the Company has tentatively approved a stock merger of the Company with Consolidated Communications Holdings, Inc., subject to shareholder and regulatory approval; and

WHEREAS, the merger agreement provides for certain modifications to outstanding performance awards under the LTEIP; and

WHEREAS, the LTEIP document provides that Performance Objectives under the plan can only be modified by an amendment recommended to the Board of Directors by the Compensation Committee.

NOW THEREFORE, the LTEIP is hereby amended as follows:

Section 8, Payment in the Event of a Change of Control of the Company is deleted and replaced with the following:

In the case of a Change of Control of the Company, with respect to each outstanding Award under the Program as of the date of the Change of Control, as of the end of each year of the Program Period for such Award, the Participant shall be deemed to meet the objective at target for such year and will be 100% vested in the Award for that Program Period if the Participant is employed on the last day of the Program Period. Vested Awards will be paid no later than March 15 of the year following the close of the Performance Period. All payments of Awards will be made in shares of common stock of the surviving corporation or its parent and will be immediately and fully vested upon payment.

If the Participant has a Change of Control Agreement and is entitled to payments under that agreement, all unvested shares will become immediately vested and any Awards which are due through the year in which payments are due under the Change of Control Agreement will be immediately vested and paid at 100% of target.